Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post–Effective Amendment No. 447 to Registration Statement No. 002-41839 on Form N–1A of our report dated October 16, 2018 relating to the financial statements and financial highlights of Fidelity Conservative Income Bond Fund, our reports dated October 18, 2018 relating to the financial statements and financial highlights of Fidelity Flex Conservative Income Bond Fund and Fidelity Intermediate Bond Fund, and our report dated October 19, 2018 relating to the financial statements and financial highlights of Fidelity Series Corporate Bond Fund, each a fund of Fidelity Salem Street Trust, appearing in the Annual Reports on Form N-CSR of Fidelity Salem Street Trust for the period ended August 31, 2018, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” or “Independent Registered Public Accounting Firms” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

October 24, 2018